EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of CAS Medical Systems, Inc. of our report dated March 19, 2014 relating to the consolidated financial statements of CAS Medical Systems, Inc. as of and for the years ended December 31, 2013 and 2012, which report appears in the December 31, 2013 Annual Report on Form 10-K of CAS Medical Systems, Inc.

/s/ CohnReznick LLP

Glastonbury, Connecticut
August 7, 2014